                      Cornerstone Realty Income Trust, Inc.
                     -------------------------------------
        306 East Main Street   Richmond, Virginia 23219   (804) 643-1761

February 7, 2002                                   Contact: Mark M. Murphy
For Immediate Release                                       (804) 643-1761 x231
---------------------

  Cornerstone Realty Reports Fourth Quarter and 2001 Results, Refines Property
                              Management Structure

RICHMOND, Va.---- Cornerstone Realty Income Trust, Inc. (NYSE: TCR) reported today that Funds from Operations (FFO) in the fourth quarter ended December 31, 2001 were $11.2 million or $0.24 per common share compared with $17.5 million or $0.32 per common share a year ago. FFO for the year 2001 totaled $58.0 million or $1.20 per common share compared with $71.5 million or $1.28 per common share in 2000.

Total revenues in the fourth quarter of 2001 were $41.9 million compared with $36.5 million in 2000. Fourth quarter earnings before interest, income taxes, depreciation and amortization ("EBITDA") totaled $21.9 million in both 2001 and 2000. In the fourth quarter, the average economic occupancy at Cornerstone's properties was 91% compared with 94% in the fourth quarter of 2000.

For the year 2001, total revenues were $152.7 million compared with $146.5 million in 2000. EBITDA totaled $88.4 million in 2001 compared with $88.6 million in 2000. Average economic occupancy in 2001 was 92% compared with 93% in 2000.

Commenting on the fourth quarter and year-end results, Chairman and Chief Executive Officer Glade M. Knight said: "A sharp decline in traffic by prospective residents during the fourth quarter resulted in an overall economic occupancy rate of 91% for the period, significantly below our expectations. Traffic at our communities dropped 25% in the fourth quarter compared with the third quarter of 2001, and 15% from the fourth quarter of 2000. The lower occupancy rate also adversely affected rental rates and ancillary income, and caused a significant increase in apartment turnover costs.

"In 2002 we have experienced an improvement in overall traffic at our communities. With continued improvements in traffic, we anticipate higher occupancy rates in 2002, although we expect continued pressure on rental rate growth due to concessions, particularly in Atlanta and Charlotte. Although we expect 2002 to be a challenging period for Cornerstone, and the apartment industry in general, we are confident that we can improve upon our fourth quarter results throughout the year," Knight said.

Refinement of Property Management

Knight also announced today that the company has further refined its management of property operations as part of a long-term plan to enhance revenues and operating efficiencies. Cornerstone's property operations have been divided into three divisions and the company has promoted three members of its current property management team to divisional vice presidents.The new Virginia/Raleigh division includes 27 apartment communities and is headed by Skip Nash. Mary Ann Klinger now has responsibility for the company's Texas division, which includes 29 communities in that state. The new Carolina/Atlanta division is headed by Deborah Joyce and includes 24 communities.

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Cornerstone Realty Income Trust, Inc. --- Page Two

"We are fortunate to have such a talented and experienced team of property management executives leading our new operating divisions. All associates of Cornerstone are committed to a corporate culture that focuses on results, particularly during times of slower growth. I believe our company is well positioned to significantly enhance our operating results as we begin to move out of this recessionary period," Knight said.

Same-Property Operating Results

Cornerstone's "same-property" portfolio consists of the 69 stabilized apartment communities containing 17,014 apartment homes that the company has owned since January 1, 2000, representing 82% of the company's 20,686 units. In the fourth quarter of 2001, same-property net operating income decreased 16% from last year. Rental and other income at these properties decreased 4% while operating expenses increased 20% compared with the same period last year. The increase in expenses was primarily attributable to higher apartment turnover costs and related expenses. Same-property average rent per unit in the fourth quarter was $662 compared with $692 a year ago.

For the year 2001, same-property net operating income decreased 4% from last year. Rental and other income was flat while operating expenses increased 8% from last year. Same-property average rent per unit in 2001 was $660 compared with $646 in 2000.

Acquisition Activity

Early in the fourth quarter Cornerstone acquired five North Carolina apartment communities for $99.8 million. The purchase included 1,398 units in Charlotte (two communities), Raleigh, Greensboro and Wilmington. All of the acquired communities are Class A properties built between 1998 and 2001.

In mid-December Cornerstone acquired the Waterford Apartments in Midlothian, Va. for $22.5 million. Waterford is a garden-style apartment community with 312 apartment homes in 26 three-story buildings on 31 acres of land.

Financing Activity

Total consideration for the aforementioned North Carolina acquisition included the assumption of $77.6 million in secured financing and the issuance of $22.2 million of Operating Partnership (OP) Units. The OP Units were priced at $11.95 and are exchangeable for shares of Cornerstone common stock on a one-for-one basis. The debt portion of the transaction includes $46.4 million in fixed-rate (6.75%) financing secured by three properties and maturing in 2011, $15.2 million in variable-rate financing (LIBOR plus 120 basis points) secured by one property, and $16.0 million in variable-rate financing (LIBOR plus 150 basis points) secured by one property.

The aforementioned Waterford Apartments acquisition included the placement of $16.9 million in secured fixed-rate financing through First Union Securities, Inc. The 10-year interest-only loan bears an interest rate of 6.98% and is secured by the Waterford property.

At the end of 2001, the company's debt to total market capitalization was approximately 52%. Approximately 90% of total debt was long term and fixed rate with an average interest rate of approximately 7%. The average interest rate on the company's variable-rate debt of $55 million currently is approximately 2.6%. Twenty-three of Cornerstone's 80 properties remain unencumbered by mortgages.

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Cornerstone Realty Income Trust, Inc. --- Page Three

Per Cornerstone's previously announced common share repurchase program, the company purchased a total of $14.7 million of its common shares in 2001 at an average cost of $10.85.

Dividends

Cornerstone currently has an annual dividend rate of $1.12 per common share, payable $0.28 per quarter. A quarterly dividend of $0.28 was paid on January 18, 2002 to shareholders of record on December 28, 2001. The company also paid a quarterly dividend of $0.5938 on its Series A Convertible Preferred Shares on January 18, 2002. Cornerstone's next common ($0.28 per share) and preferred ($0.5938 per share) dividends will be paid on April 19, 2002 to shareholders of record on March 29, 2002.

Earnings Guidance

Cornerstone management currently expects that first quarter 2002 FFO will be in the range of $0.28 to $0.30 per common share, and that full-year 2002 FFO will be in the range of $1.21 to $1.26 per common share. The company expects to update its earnings guidance each quarter throughout the year.

Conference Call and Webcast

Cornerstone will hold a live conference call and webcast on Friday February 8, 2002 at 10:00 a.m. EST to review fourth quarter results and discuss its outlook for the future. Individual investors can access the live webcast by visiting the Investor Relations page of the company's Web site at www.cornerstonereit.com. Investment professionals and media should call the company's Investor Relations department at (804) 643-1761 for further information on participating in the conference call. A replay of the call and webcast will also be available on the company's Web site following the live event.

Forward Looking Statements

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the future results, performance or achievements of the company to be materially different from any forward-looking statements. Such factors include, among others, risks associated with local as well as general economic and competitive factors, and the inability to forecast accurately future economic conditions and performance. There is no assurance that planned results will be achieved.

Corporate Profile

Cornerstone Realty Income Trust, Inc. (NYSE:TCR) is a fully integrated, self-managed and self-advised real estate company that has operated as a real estate investment trust (REIT) since 1993. The company focuses on the ownership and management of multifamily communities in select markets in Virginia, North Carolina, South Carolina, Georgia and Texas. Currently Cornerstone owns 80 apartment communities with 20,686 units. Cornerstone is headquartered in Richmond, Va. and its common stock trades on the New York Stock Exchange under the symbol TCR. For more information about Cornerstone, visit the company's web site at www.cornerstonereit.com.

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              CORNERSTONE REALTY INCOME TRUST, INC.
                        FINANCIAL SUMMARY
                       Balance Sheet Data
              In Thousands Except Per Share Amounts


                                                                                December 31,            December 31,
                                                                                    2001                    2000
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
Assets
Investment in Rental Property
  Land                                                                          $  148,203                $ 127,441
  Building and Improvements                                                        897,851                  718,906
  Furniture and Fixtures                                                            28,212                   22,988
                                                                             --------------           --------------

                                                                                 1,074,266                  869,335
  Less Accumulated Depreciation                                                   (131,554)                 (91,555)
                                                                             --------------           --------------

                                                                                   942,712                  777,780
                                                                             --------------           --------------

Cash and Cash Equivalents                                                             8,656                   4,141
Prepaid Expenses                                                                     3,494                    1,396
Deferred Financing Costs, Net                                                        4,792                    3,603
Other Assets                                                                        21,037                   12,861
                                                                             --------------           --------------


                          Total Assets                                          $  980,691                $ 799,781
                                                                             ==============           ==============

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Liabilities and Shareholders' Equity
Liabilities
  Notes Payable-Unsecured                                                       $   55,000                $  13,210
  Notes Payable-Secured                                                            554,600                  245,423
  Distributions Payable                                                                 76                    7,103
  Accounts Payable                                                                     749                      622
  Accrued Expenses                                                                  12,243                    9,690
  Rents Received in Advance                                                            565                      356
  Tenant Security Deposits                                                           1,445                    1,375
                                                                             --------------           --------------

                        Total Liabilities                                          624,678                  277,779

Minority Interest of Unitholders in Operating Partnership                           22,179                       --

Shareholders' Equity
Preferred Stock, No Par Value, Authorized 25,000,000
  Shares; $25 Liquidation Preference, Series A Cumulative
  Convertible Redeemable; Issued and Outstanding
  127,974 Shares and 12,626,834 Shares, Respectively                                 2,695                  265,194
Common Stock, No Par Value, Authorized
  100,000,000 Shares; Issued and Outstanding
  47,665,064 Shares and 34,926,276 Shares, Respectively                            480,529                  342,455

Deferred Compensation                                                                 (685)                     (47)
Distributions Greater Than Net Income                                             (148,705)                 (85,600)
                                                                             --------------           --------------

          Total Shareholders' Equity                                               333,834                  522,002
                                                                             --------------           --------------

           Total Liabilities and Shareholders' Equity                           $  980,691                $ 799,781
                                                                             ==============           ==============

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

              CORNERSTONE REALTY INCOME TRUST, INC.
                        FINANCIAL SUMMARY
                        Operating Results
              In Thousands Except Per Share Amounts


                                                                                Three Months                   Twelve Months
                                                                                    Ended                           Ended
                                                                                 December 31                     December 31
                                                                             2001            2000             2001           2000
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
Revenues
  Rental Income and Other Property Income                                 $ 41,883        $ 36,497          $152,668       $146,555

Expenses
  Property and Maintenance                                                  12,459           9,197            40,444         36,985
  Real Estate Taxes and Insurance                                            5,880           4,414            18,645         16,436
  Property Management                                                          948             564             3,082          2,685
  General and Administrative                                                   587             368             1,933          1,749
  Other Depreciation                                                             7               6                26             23
  Depreciation of Rental Property                                           11,607           9,832            39,999         36,295
  Other                                                                         49              12                87             42
                                                                  ---------------------------------    -----------------------------
Total Expenses                                                              31,537          24,393           104,216         94,215

Income Before Interest and Dividend Income (Expense)                        10,346          12,104            48,452         52,340
  Interest and Dividend Income                                                 138             178               497            611
  Interest Expense                                                         (10,883)         (4,575)          (30,952)       (17,736)
                                                                  ---------------------------------    -----------------------------

Income Before Gains on Sales of Investments and
  Minority Interest of Unitholders in Operating Partnership                   (399)          7,707            17,997         35,215
Gain on Sale of Investments                                                     --            (228)               --         22,930
                                                                  ---------------------------------    -----------------------------
Income Before Minority Interest of Unitholders in
  Operating Partnership                                                       (399)          7,479            17,997         58,145
Minority Interest of Unitholders in Operating Partnership                       (7)             --                (7)            --
                                                                  ---------------------------------    -----------------------------

Net Income                                                                $   (406)       $  7,479          $ 17,990       $ 58,145
                                                                  =================================    =============================

Distributions Attributed to Preferred Shareholders                             (76)         (7,425)           (7,698)       (30,305)
Excess Consideration Paid Over Book Value for
     Preferred Stock Redemption                                                 --              --           (27,492)            --
                                                                  ---------------------------------    -----------------------------

Net Income (Loss) Available to Common Shareholders                        $   (482)       $     54          $(17,200)      $ 27,840
                                                                  =================================    =============================

Funds From Operations

Net Income (Loss) Available to Common Shareholders                        $   (482)       $     54          $(17,200)      $ 27,840
Adjustments:
  Distributions Attributed to Preferred Shareholders                            76           7,425             7,698         30,305
  Excess Consideration Paid Over Book Value for
    Preferred Stock Redemption                                                  --              --            27,492             --
  Gain on Sale of Investments                                                   --             228                --        (22,930)
  Depreciation of Rental Property                                           11,607           9,832            39,999         36,295
                                                                  ---------------------------------    -----------------------------
Funds From Operations                                                     $ 11,201        $ 17,539          $ 57,989       $ 71,510
                                                                  =================================    =============================

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Per Share
  Funds From Operations Per Share                                         $   0.24        $   0.32          $   1.20       $   1.28
  Common Share Distributions                                              $   0.28        $   0.28          $   1.12       $   1.10
  Net Income (Loss) Per Share -- Basic                                    $  (0.01)           0.00          $  (0.40)      $   0.77
  Weighted Average Common Shares -- Basic                                   47,408          34,986            43,450         36,080
  Weighted Average Shares -- Fully Converted                                47,611          54,917            48,523         56,075